UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐          Preliminary Proxy Statement

☐          Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☒         Definitive Proxy Statement

☐          Definitive Additional Materials

☐          Soliciting Material Under Rule 14a-12

GlobalOptions Group, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒         No fee required.

☐          Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

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☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(4)           Date Filed:

75 Rockefeller Plaza
27th Floor
New York, New York 10019

November 13, 2009

Dear Stockholders:

It is our pleasure to invite you to the 2009 Annual Meeting of Stockholders of GlobalOptions Group.  We will hold the meeting on Monday, December 14, 2009, at 1:00 p.m. local time, at the Washington, D.C. offices of James Lee Witt Associates, LLC, a division of GlobalOptions Group located at 1501 M Street N.W., Washington, D.C. 20005.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

All holders of our common stock with shares registered directly in their name (i.e., stockholders of record) will have the option of voting by mail or on the Internet.  Stockholders whose shares are held in a stock brokerage account or by a bank or other nominee (i.e., holders in street name) will receive voting information from their bank, broker or other nominee.

We hope you will be able to attend the Annual Meeting.  Whether or not you expect to attend, please vote your shares by completing, signing and dating the proxy card or voting instruction card provided and returning it in the prepaid envelope provided or voting on the Internet (if Internet voting is available to you).

Thank you for your ongoing support of and continued interest in GlobalOptions Group.

Sincerely,
/s/ Harvey W. Schiller	/s/ Jeffrey O. Nyweide

Harvey W. Schiller	Jeffrey O. Nyweide
Chairman of the Board and Chief Executive Officer	Chief Financial Officer, Executive Vice President Corporate Development, Treasurer and Secretary

GLOBALOPTIONS GROUP, INC.
75 Rockefeller Plaza
27th Floor
New York, New York 10019
_________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	1:00 p.m. local time, Monday, December 14, 2009

Place	The Washington, D.C. offices of James Lee Witt Associates, LLC, a division of GlobalOptions Group located at 1501 M Street N.W., Washington, D.C. 20005

Items of Business
1.To elect five directors to serve until the 2010 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

2.To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

3.To consider such other business as may properly come before the 2009 Annual Meeting of Stockholders or any adjournments thereof.

Adjournments and Postponements
Any action on the items of business described above may be considered at the 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”) at the time and on the date specified above or at any time and date to which the 2009 Annual Meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote at the 2009 Annual Meeting only if you were a stockholder of GlobalOptions Group as of the close of business on Monday, November 9, 2009.

Meeting Admission
You are entitled to attend the 2009 Annual Meeting only if you were a stockholder of GlobalOptions Group as of the close of business on November 9, 2009 or hold a valid proxy for the 2009 Annual Meeting.  You should be prepared to present photo identification for admittance.  In addition, if you are a stockholder of record, your ownership will be verified against the list of stockholders of record on the record date prior to being admitted.  If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e., in street name), you should be prepared to provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to November 9, 2009, a copy of the voting instruction card provided to you by your broker, trustee or nominee, or similar evidence of ownership.  If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the 2009 Annual Meeting.

The 2009 Annual Meeting will begin promptly at 1:00 p.m. local time. You should allow adequate time for check-in procedures.

Voting
Your vote is very important.  Whether or not you plan to attend the 2009 Annual Meeting, we encourage you to read the attached proxy statement (the “Proxy Statement”) and submit your proxy card or voting instruction card, or vote on the Internet (if Internet voting is available to you), as soon as possible in order to insure that your shares will be represented at the 2009 Annual Meeting.  You may submit your proxy card or voting instruction card for the 2009 Annual Meeting by completing, signing, dating and returning your proxy card or voting instruction card in the prepaid envelope provided.  For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers about the Proxy Materials and the Annual Meeting” beginning on page 1 of the Proxy Statement and the instructions on the proxy card or voting instruction card provided.

By order of the Board of Directors,

/s/ Jeffrey O. Nyweide

Jeffrey O. Nyweide
Chief Financial Officer, Executive Vice President
Corporate Development, Treasurer and Secretary

Important Notice Regarding the Availability of Proxy Materials for the
GlobalOptions Group 2009 Annual Meeting of Stockholders to be Held on December 14, 2009

The Proxy Statement, our form of proxy card, and our annual report on Form 10-K for the fiscal year ended
December 31, 2008 are available on the Internet at www.cstproxy.com/globaloptionsgroup/2009

GLOBALOPTIONS GROUP, INC.

GLOBALOPTIONS GROUP, INC.
75 Rockefeller Plaza
27th Floor
New York, New York 10019

PROXY STATEMENT

This proxy statement (the “Proxy Statement”) is furnished by the Board of Directors of GlobalOptions Group (the “Board”) in connection with the solicitation of proxies for use at the 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”) to be held at the Washington, D.C. offices of James Lee Witt Associates, LLC, a division of GlobalOptions Group located at 1501 M Street N.W., Washington, D.C. 20005, on Monday, December 14, 2009, at 1:00 p.m. local time, and any adjournments thereof.  This Proxy Statement, along with a Notice of Annual Meeting and either a proxy card or a voting instruction card, are being mailed to stockholders beginning November 13, 2009.

Unless the context otherwise requires, in this Proxy Statement, we use the terms “GlobalOptions Group,” “we,” “our,” “us” and “the Company” to refer to GlobalOptions Group, Inc. and its subsidiaries.

QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:            Why did I receive this Proxy Statement?

A:           The Board is soliciting your proxy to vote at the 2009 Annual Meeting because you were a stockholder at the close of business on Monday, November 9, 2009, the record date, and are entitled to vote at the 2009 Annual Meeting.

                This Proxy Statement summarizes the information you need to know to vote at the 2009 Annual Meeting.  You do not need to attend the 2009 Annual Meeting to vote your shares.

Q:            What information is contained in this Proxy Statement?

A:           The information in this Proxy Statement relates to the proposals to be voted on at the 2009 Annual Meeting, the voting process, the compensation of directors and certain executive officers, and certain other required information.

Q:            What should I do if I receive more than one set of voting materials?

A:    You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards.  For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares.  If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.  Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:   How may I obtain an additional set of proxy materials?

A:   All stockholders may write to us at the following address to request an additional copy of these materials:

       GlobalOptions Group, Inc.
       75 Rockefeller Plaza
       27th Floor
       New York, New York 10019
       Attention: Corporate Secretary

Q:   What is the difference between holding shares as a stockholder of record and as a beneficial owner?

                If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the “stockholder of record.”  If you are a stockholder of record, the Company sent this Proxy Statement and a proxy card directly to you.

                If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name.  If you hold shares in street name, this Proxy Statement has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record.  As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the Internet, if they offer that alternative.  As a beneficial owner is not a stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

Q:   What am I voting on at the 2009 Annual Meeting?

A:   You are voting on the following proposals:

●         To elect five directors to serve until the 2010 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

●         To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

●         To consider such other business as may properly come before the 2009 Annual Meeting of Stockholders or any adjournments thereof.

The Board recommends a vote “FOR” each of its nominees and “FOR” the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

Q:   What are the voting requirements to approve each of the proposals?

A:    In the election of directors, each director receiving a plurality of affirmative “FOR” votes will be elected.  You may withhold votes from any or all nominees.  Except for the votes that stockholders of record withhold from any or all nominees, the persons named in the proxy card will vote such proxy “FOR” the nominees.

The proposal to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 requires the affirmative “FOR” votes of a majority of the votes cast on the matter.  Thus, abstentions will not affect the outcome of the vote on the proposal.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.”  Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.  In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to be voted on that proposal.  Thus, the broker “non-vote” will have no effect on the outcome of the proposals, assuming that a quorum is present.

Q:           What happens if a nominee for director does not stand for election?

A:            If for any reason any nominee does not stand for election, any proxies the Company receives will be voted in favor of the remaining nominees and may be voted for substitute nominees in place of those who do not stand.  The Company has no reason to expect that any of the nominees will not stand for election.

Q:            How many votes do I have?

A:            If you hold shares of common stock, you are entitled to one vote for each share of common stock that you hold.  As of November 9, 2009, the record date, there were 14,299,350 shares of common stock outstanding.

Q:            Is cumulative voting permitted for the election of directors?

A:            The Company does not use cumulative voting for the election of directors.

Q:            How do I vote?

A:            You may vote using any of the following methods:

●         Proxy card or voting instruction card.  Be sure to complete, sign and date the card and return it in the prepaid envelope provided.  If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named as proxy holders will vote “FOR” the election of the nominees and “FOR” the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

●         In person at the 2009 Annual Meeting.  All stockholders may vote in person at the 2009 Annual Meeting.  You may also be represented by another person at the 2009 Annual Meeting by executing a proper proxy designating that person.  If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or nominee and present it to the inspector of election with your ballot when you vote at the 2009 Annual Meeting.

●         Internet and telephone voting.  If you are a stockholder of record, you may vote on the Internet by following the instructions on your proxy card.  If you hold shares in street name, you will receive separate voting instructions from your broker, bank or nominee and may vote by telephone or on the Internet if they offer that alternative.  Although most brokers, banks and nominees offer telephone and Internet voting, availability and the specific procedures vary.

Q:            What can I do if I change my mind after I vote my shares?

A:            If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the 2009 Annual Meeting by:

●         sending written notice of revocation to the Secretary of GlobalOptions Group;

●         submitting a new, proper proxy dated later than the date of the revoked proxy;

●         voting on the Internet at a later time; or

●         attending the 2009 Annual Meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or nominee.  You may also vote in person at the 2009 Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.  Attendance at the 2009 Annual Meeting will not, by itself, revoke a proxy.

Q:           What happens if additional matters are presented at the 2009 Annual Meeting?

A:           Other than the two items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2009 Annual Meeting.  If you grant a proxy, the persons named as proxy holders, Dr. Schiller and Mr. Nyweide, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2009 Annual Meeting.

Q:           How many shares must be present or represented to conduct business at the 2009 Annual Meeting?

A:           A quorum will be present if at least a majority of the outstanding shares of our common stock entitled to vote is represented at the 2009 Annual Meeting, either in person or by proxy, totaling 7,149,676 shares.

                Both abstentions and broker non-votes (described above) are counted for the purpose of determining the presence of a quorum.

Q:           How can I attend the 2009 Annual Meeting?

A:           You are entitled to attend the 2009 Annual Meeting only if you were a stockholder of GlobalOptions Group as of the close of business on November 9, 2009 or hold a valid proxy for the 2009 Annual Meeting.  You should be prepared to present photo identification for admittance.  In addition, if you are a stockholder of record, your ownership will be verified against the list of stockholders of record on the record date prior to being admitted.  If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e., in street name), you should be prepared to provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to November 9, 2009, a copy of the voting instruction card provided to you by your broker, trustee or nominee, or similar evidence of ownership.  If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the 2009 Annual Meeting.

                The 2009 Annual Meeting will begin promptly on December 14, 2009, at 1:00 p.m. local time.  You should allow adequate time for the check-in procedures.

Q:            How can I vote my shares in person at the 2009 Annual Meeting?

A:            Shares held in your name as the stockholder of record may be voted in person at the 2009 Annual Meeting.  Shares held beneficially in street name may be voted in person at the 2009 Annual Meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.  Even if you plan to attend the 2009 Annual Meeting, we recommend that you also submit your proxy card or voting instruction card as described herein so your vote will be counted if you later decide not to attend the 2009 Annual Meeting.

Q:            What is the deadline for voting my shares?

A:            If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the 2009 Annual Meeting.

                If you hold shares beneficially in street name, please follow the voting instructions provided by your broker, trustee or nominee.  You may vote your shares in person at the 2009 Annual Meeting only if at the 2009 Annual Meeting you provide a legal proxy obtained from your broker, trustee or nominee.

Q:            Is my vote confidential?

A:    Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within GlobalOptions Group or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.  Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to our management.

Q:            How are votes counted?

A:            For the election of directors, you may vote “FOR” or “WITHHOLD.”  For all other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.”  The abstention will have no effect on the outcome of the vote.  If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.  If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” the election of the nominees and “FOR” the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009, and in the discretion of the proxy holders, Dr. Schiller and Mr. Nyweide, on any other matters that properly come before the 2009 Annual Meeting).

Q:           Where can I find the voting results of the 2009 Annual Meeting?

A:           We intend to announce preliminary voting results at the 2009 Annual Meeting.  The final voting results will be published no later than the date of filing of our Annual Report on Form 10-K for the fiscal year ending December 31, 2009.

Q:           Who will bear the cost of soliciting votes for the 2009 Annual Meeting?

A:           GlobalOptions Group is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.  Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

Q:           How can I obtain GlobalOptions Group corporate governance information?

A:    The following information is available in print to any stockholder who requests it:

●         Certificate of Incorporation of GlobalOptions Group, as amended

●         By-laws of GlobalOptions Group, as amended (the “By-laws”)

●         The charters of the following committees of the Board: the Audit Committee, the Nominating Committee and the Compensation Committee

●         Board committee composition

●         Code of Business Conduct and Ethics (the “Code of Ethics”)

●         Policy regarding stockholder communications with the Board

Q:   How may I obtain the GlobalOptions Group 2008 Annual Report on Form 10-K and other financial information?

A:   A copy of the Company’s 2008 Annual Report on Form 10-K (the “2008 Annual Report”) is being sent to stockholders along with this Proxy Statement.  Stockholders may request an additional free copy of the 2008 Annual Report and other financial information by contacting the Company at:

    GlobalOptions Group, Inc.
    75 Rockefeller Plaza
    27th Floor
    New York, New York 10019
    Attention: Corporate Secretary

We will also furnish any exhibit to the 2008 Annual Report if specifically requested.

Alternatively, current and prospective investors can access the 2008 Annual report at www.cstproxy.com/globaloptionsgroup/2009.  Our filings with the Securities and Exchange

                Commission (“SEC”) are also available free of charge at the SEC’s website at www.sec.gov and at our website at the Investor Relations; SEC Filings portion of our website, www.globaloptions.com.

Q:           What if I have questions for the Company’s transfer agent?

A:           Please contact our transfer agent, at the telephone number or address listed below, with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

       Continental Stock Transfer & Trust Company
       17 Battery Place
       New York, NY 10004
       Telephone: (212) 509-4000
       Fax: (212) 509-5150

Q:           Who can help answer my questions?

A:           If you have any questions about the 2009 Annual Meeting or how to vote or revoke your proxy, please contact us at:

       GlobalOptions Group, Inc.
       75 Rockefeller Plaza
       27th Floor
       New York, New York 10019
       Attention: Corporate Secretary

PROPOSALS TO BE VOTED ON

Proposal No. 1:  Election of Directors

Five directors are to be elected at the 2009 Annual Meeting to serve until the 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”) and until their successors are duly elected and qualify.  Except where authority to vote for directors has been withheld, it is intended that the proxies received pursuant to this solicitation will be voted “FOR” the nominees named below.  If for any reason any nominee does not stand for election, any proxies the Company receives will be voted in favor of the remaining nominees and may be voted for substitute nominees in place of those who do not stand.  The Company has no reason to expect that any of the nominees will not stand for election.  The election of directors shall be determined by a plurality of the votes cast.

The By-laws provide that the number of directors constituting the whole Board will be fixed from time to time as determined by action of the Board taken by the affirmative vote of a majority of the whole Board.  Each of the five nominees currently serves on the Board.  Harvey W. Schiller, Ph.D. became an officer and director, and Per-Olof Lööf and Ronald M. Starr became directors, on June 24, 2005.  John P. Bujouves and John P. Oswald were subsequently appointed to the Board on June 27, 2005 and January 28, 2008, respectively.

The following table sets forth information regarding our executive officers and nominees for election to the Board.

Name	Age	Position
Harvey W. Schiller, Ph.D.	70	Chairman of the Board and Chief Executive Officer
Jeffrey O. Nyweide	53	Chief Financial Officer, Executive Vice President-Corporate Development, Treasurer and Secretary
Thomas P. Ondeck	62	President, International Strategies Unit
Halsey Fischer	60	Chief Executive Officer, Fraud and SIU Services Unit
James Lee Witt	65	Chief Executive Officer, Preparedness Services Unit
Howard Safir	67	Chief Executive Officer, Security Consulting and Investigations Unit
Per-Olof Lööf	59	Vice Chairman of the Board and member of the Audit, Compensation and Nominating Committees
John P. Oswald	50	Director and Chairman of the Compensation and Nominating Committees
Ronald M. Starr	40	Director, Chairman of the Audit Committee, and member of the Compensation Committee
John P. Bujouves	47	Director and member of the Audit and Nominating Committees

The business experience for the past five years (and, in some instances, for prior years) of each of our directors and officers are as follows:

Harvey W. Schiller, Ph.D. has been our Chairman of the Board and Chief Executive Officer since June 2005.  Dr. Schiller had been Chairman of the Board of privately-held GlobalOptions, Inc. since February 2004.  Dr. Schiller oversees our administrative headquarters with a focus on our strategy and new business development.  Prior to joining GlobalOptions, Dr. Schiller served as Chairman of Assante U.S., a provider of financial and life management products and services, from 2002 to 2004.  Prior to joining Assante, he was Chairman and Chief Executive Officer of YankeeNets from 1999 to 2002.  His previous experience includes President of Turner Sports, Inc., Executive Director and Secretary General of the United States Olympic Committee and Commissioner of the Southeastern Conference.  Prior to joining the United States Olympic Committee, Dr. Schiller served for more than 25 years in the United States Air Force, achieving the rank of Brigadier General.  Dr. Schiller is a former partner in QuanStar Group, a management consulting firm in New York, and a former advisory partner of Millennium Technology Value Partners, L.P.

Jeffrey O. Nyweide has been our Chief Financial Officer, Executive Vice President-Corporate Development, Treasurer and Secretary since June 2005.  Mr. Nyweide had been Chief Financial Officer and Executive Vice President-Corporate Development of privately-held GlobalOptions, Inc. since April 2003.  Mr. Nyweide has been a successful entrepreneur and executive for the past 20 years.  Mr. Nyweide has been a Venture Partner with Millennium Technology Ventures, L.P., a New York-based venture capital firm, since 2001.  From 1987 to 2000, he co-founded and then grew Dataware Technologies, Inc., a software and services company, as Director, President and Chief Operating Officer, and took the company public.  In 1995, he helped found Northern Light Technology LLC.  Mr. Nyweide has significant experience in mergers and acquisitions, finance and operations, as well as with establishing international business in Europe and Asia from prior experience as a founder and managing director of Quantum Management in Greenwich, Connecticut and Munich, Germany.  In this role he worked with European and United States investment banks and corporations developing merger and acquisition strategies as well as strategic alliances.  His previous experience in the services and solutions business also includes sales, marketing and operating experience as an executive with The Service Bureau Company, a subsidiary of Control Data Corporation, in Chicago, Atlanta and Greenwich.

Thomas P. Ondeck became President of our International Strategies unit upon its inception in June 2006.  Mr. Ondeck had been President of privately-held GlobalOptions, Inc. since January 1999.  Mr. Ondeck has dealt with national and international crises, including assisting companies besieged by activist and hate groups, plaintiffs’ product liability litigation campaigns, the financial impact of violence in Southeast Asia, threats against multinational businesses by organized criminal elements in the former Soviet Union, extortive litigation involving misuse of the United States civil RICO statute by business competitors and asset looting in Latin America.  Mr. Ondeck also heads our investigations and business intelligence practice areas.  He supervises our litigation support investigations for law firms.  Mr. Ondeck also spearheads our investigative services for corporations, including due diligence investigations in connection with corporate acquisitions and internal corporate investigations into potential theft of assets, identity misrepresentation and fraud.  Mr. Ondeck was previously a litigation partner in two international law firms and served in the White House as an aide to former President Richard M. Nixon.

Halsey Fischer became the Chief Executive Officer of our Fraud and SIU Services unit upon our acquisition of Confidential Business Resources (“CBR”) in August 2005.  Mr. Fischer oversees our national investigations practice.  Mr. Fischer served as the President and Chief Executive Officer of CBR from its founding in 1998 until its acquisition.  During his tenure at CBR, Mr. Fischer built an investigations firm with eight offices in the United States through acquisitions and organic growth.  Under Mr. Fischer’s leadership, CBR developed a state-of-the-art Internet case management system for use by remote offices and its clients.  Prior to forming CBR, Mr. Fischer was Senior Vice President, U.S. Investigations for Pinkerton Consulting & Investigations, Inc., since acquired by Securitas AB, and was responsible for each of its 28 profit centers across the United States.  Prior to Pinkerton, Mr. Fischer was Group President of Security Consulting and Investigations for Business Risks International, the predecessor to Pinkerton’s investigations unit.

James Lee Witt became the Chief Executive Officer of our Preparedness Services unit upon our acquisition of James Lee Witt Associates, LLC (“JLWA”) in March 2006.  As the President and Chief Executive Officer of JLWA from 2002 until its acquisition in March 2006, Mr. Witt provided consulting and crisis management services to state and local governments, educational institutions, the international community and corporations.  From 2003 to 2006, Mr. Witt was the Chief Executive Officer of the International Code Council, a 50,000 member association dedicated to building safety that develops the codes used to construct residential and commercial buildings, including homes and schools.  Mr. Witt has over 25 years of disaster management experience, culminating in his appointment as the Director of FEMA, where he served from 1993 to 2001.  Mr. Witt was appointed by President Clinton and confirmed by the U.S. Senate as Director of FEMA in April 1993.  In February 1996, President Clinton elevated Mr. Witt to cabinet status, a first for a FEMA Director.  As FEMA Director, Mr. Witt coordinated federal disaster relief on behalf of President Clinton, including the response and recovery activities of 28 federal agencies and departments, the American Red Cross and other voluntary agencies.  He also oversaw the National Flood Insurance Program, the U.S. Fire Administration and other pro-active mitigation activities to reduce loss of life and property from all types of hazards.  Mr. Witt directed 2,500 employees located in Washington, D.C. and 10 regional offices.  Mr. Witt’s professional career includes the formation of Witt Construction, a commercial and residential construction company.  After 12 years as a successful businessman and community leader, he was elected County Judge for Yell County, serving as the chief elected official for the county, with judicial responsibilities for county and juvenile court.  At age 34, he was the youngest elected official in Arkansas, and was later honored for his accomplishments by the National Association of Counties.  After being re-elected six times to the position, Mr. Witt was appointed by then Governor Bill Clinton to assume leadership of the Arkansas Office of Emergency Services (“OES”).  He served as the Director of the Arkansas OES for four years.

Howard Safir became the Chief Executive Officer of our Security Consulting and Investigations unit upon our acquisition of Safir Rosetti, LLC (“Safir”) in May 2006.  Mr. Safir served as Chairman and Chief Executive Officer of Safir from December 2001 until its acquisition.  Prior to that time, Mr. Safir was Vice Chairman of IPSA International, a provider of investigative and security consulting services.  From 1996 to 2000, Mr. Safir served as Police Commissioner of New York City.  From 1994 to 1996, Mr. Safir served as New York City’s Fire Commissioner.  Mr. Safir began his law enforcement career in 1965 as a special agent assigned to the New York office of the Federal Bureau of Narcotics, a forerunner of the Drug Enforcement Administration (the “DEA”).  From 1977 to 1978, Mr. Safir served as Assistant Director of the DEA.  From 1978 to 1990, Mr. Safir worked for the United States Marshals Service where he served as Director of the Witness Protection Program and Assistant Director for operations.  Mr. Safir is currently Chairman of the Board of Directors of National Security Solutions Inc., a blank check company organized for the purpose of effecting a business combination, including with entities involved in the security and homeland defense industries.  Mr. Safir also serves as a Director of Verint Systems, Inc., a provider of intelligence solutions for enterprise workforce optimization and security intelligence, as a Director of Implant Sciences Corporation, a developer of sophisticated sensors and systems for the security, safety and defense industries, as a Director of LexisNexis Special Services, Inc., a provider of data and analytical tools to government agencies, and as Chief Executive Officer of the November Group, through which he provides, to a limited extent, technical and management consulting services to various companies.

Per-Olof Lööf has been our Vice Chairman of the Board since June 2005.  Mr. Lööf had been Vice Chairman of the Board of privately-held GlobalOptions, Inc. since August 2004.  Mr. Lööf has been the Chief Executive Officer and a director of Kemet Corporation, a global manufacturer of electronic components/capacitors, since April 2005.  Prior to joining Kemet, Mr. Lööf was Managing Partner of QuanStar Group from 2003 to 2004.  Mr. Lööf has significant experience in acquisition integration efforts through past positions at Sensormatic Electronics Corporation, a manufacturer and provider of electronic article surveillance systems and accessories, where he was President and Chief Executive Officer from 1999 until its acquisition by Tyco International, Ltd. in 2003.  Prior to Sensormatic, Mr. Lööf was Senior Vice President at NCR Corporation and Chief Executive Officer of AT&T ISTEL.  He also worked for 12 years at Digital Equipment Corporation as Vice President of Sales and Marketing.

John P. Oswald has been a director since January 2008 and has been appointed Chairman of the Compensation Committee and the Nominating Committee.  Mr. Oswald has been the President and Chief Executive Officer of the Capital Trust Group, an international merchant/investment bank with offices in London, New York, Washington, D.C. and Beirut, since 1993.  Mr. Oswald is responsible for the U.S. operations of Capital Trust Group and its worldwide investment banking operations.  His responsibilities have included managing a number of private equity funds, both in U.S. and European markets, which have focused on mezzanine and equity investments ranging from approximately $10 million to $100 million in middle market, private and public companies with revenues from $20 billion to $1 billion.  Since 1993, Mr. Oswald has also managed an extensive portfolio of U.S. real estate comprised of office/retail space primarily in suburban areas in the U.S. and Europe.  The investment banking/advisory function of Capital Trust Group includes advising clients with respect to mergers and acquisitions, financings and dispositions of holdings in the oil and gas, real estate, entertainment, education, construction, media and communications areas.  Mr. Oswald has also been responsible for completing numerous public debt offerings and public issuances of stock for the Capital Trust Group’s portfolio companies and clients.  Since December 1, 2006 Mr. Oswald has also been the President and Chief Executive Officer of Verus International Group, Ltd., an international merchant bank with offices in New York and Barbados.  From 1986 to 1996, Mr. Oswald was a partner in the international law firm of Lord Day & Lord.  He began his career as an accountant at Arthur Andersen & Co. and he is a certified public accountant.  Mr. Oswald serves as a director for Preem Holdings AB, the largest downstream refining operation in Europe, Samir, the third largest public company and the only downstream oil refinery in Morocco, and numerous privately held companies.

Ronald M. Starr has been a director since June 2005.  Mr. Starr had been a director of privately-held GlobalOptions, Inc. since November 1998.  Since 1996, Mr. Starr has been a Managing Director at Starr & Company, LLC, an accounting and business management firm for high net worth individuals.  Mr. Starr was a member of the General Partner of Millennium Technology Ventures, L.P. from 1999 to 2001 and has been the Chief Financial Officer and General Counsel of the venture capital funds PS Capital Holdings, L.P. and PS Capital Ventures, L.P., where his duties have included negotiating and structuring the funds’ venture capital investments, since 1996 and 1997, respectively.  Prior to working at Millennium Technology Ventures, PS Capital and Starr & Company, Mr. Starr was an attorney in the tax department at Proskauer Rose LLP, a New York City law firm.

John P. Bujouves has been a director since June 2005.  Mr. Bujouves has been the President and a director of Bayshore Asset Management Inc., a provider of asset management services, since 2003, and the Chief Executive Officer of Integris Funds Ltd., a Cayman Islands based mutual fund company, since 1999.  Mr. Bujouves serves as Chairman of Globacor Capital Inc., a Canadian private equity investment firm, and J&T Bank and Trust, Inc. (formerly known as Bayshore Bank & Trust Corp.), one of Barbados’ largest private banks.  Mr. Bujouves is also a director of Safe Storage Depot, a real-estate development company, Numeric Answers, a corporate accounting firm, DLK on Avenue, a cosmetic medical clinic, and the Ontario Arthritis Society.  Mr. Bujouves’s former experiences includes directing CIBC’s International Private Banking group in Canada.  Prior to that, as Managing Partner for Royal Trust International, Mr. Bujouves worked globally and launched Royal Trust Corporation’s first two international offices located in the United States.

Legal Proceedings Involving Directors and Executive Officers

As of the date of this proxy statement, there is no material proceeding to which any of our directors, executive officers or affiliates, any owner of record or beneficially of more than five percent of any class of our voting securities, or any associate of any such director, officer, affiliate or security holder, is a party or has a material interest adverse to us or any of our subsidiaries.  None of the events described in Item 401(f) of Regulation S-K have occurred during the past five years and are material to an evaluation of the ability or integrity of any director, nominee or executive officer.

Family Relationships Between Directors and Executive Officers

There are no family relationships between any of our directors, nominees or executive officers.

Transactions with Related Persons, Promoters and Certain Control Persons

Stock Options Exchanged for Restricted Stock Units

On May 28, 2008, we issued a tender offer to holders of outstanding stock options issued prior to January 1 2008 (“Eligible Options”), to exchange their Eligible Options for restricted stock units (“RSUs”) on a 3 for 1 basis.  Each RSU represents one share of our common stock to be issued in the future, based on certain vesting requirements.  The offer expired on June 25, 2008.  As result of this offer, as of June 26, 2008, 1,105,188 stock options were accepted for exchange and cancellation, and we issued 368,475 RSUs with a grant date fair value of $2.12 per share to participants in the offer.  The grant date fair value of the RSUs was determined by using the closing price of our common stock on the day immediately preceding the grant date.

All of our executive officers and directors participated in the tender offer, as a group accounting for approximately 78% of the stock options exchanged and cancelled and RSUs issued in the offer.  An individualized breakdown of their participation is set out below.

	Stock Options Exchanged and Cancelled	RSUs Issued
Harvey W. Schiller, Ph.D.	287,208	95,737
Jeffrey O. Nyweide	126,839	42,281
James Lee Witt	112,500	37,500
Howard Safir	112,500	37,500
Halsey Fisher	121,875	40,625
Thomas P. Ondeck	29,412	9,804
Per-Olof Lööf	24,375	8,127
John P. Oswald	1,250	417
Ronald M. Starr	23,108	7,707
John P. Bujouves	24,375	8,127
Total	863,442	287,825

Acquisitions

On March 10, 2006, we acquired JLWA for an aggregate purchase price of $8,403,540.  Of this amount, Mr. Witt, the former Chairman and Chief Executive Officer of JLWA, directly received $2,187,000 in cash at closing, 62,244 shares of our common stock valued at $1,215,000, $243,000 in the form of a 4.6% promissory note, which was paid in March 2007, and $331,695 in cash as a result of a working capital adjustment, which was paid in June 2006.  Mr. Witt became the Chief Executive Officer of our Preparedness Services unit as a result of the transaction.

On May 11, 2007, we entered into the JLWA Modification Agreement with the JLWA Sellers.  Under the modification, we agreed to make additional payments in the form of cash, promissory notes and common stock to the JLWA Sellers in exchange for eliminating the earnout provisions of the JLWA asset purchase agreement, which provided for a maximum additional payout of $15,400,000.  The additional payments under the JLWA Modification Agreement consist of (i) a cash payment of $2,000,000, which was paid on May 14, 2007, (ii) a promissory note in the principal amount of $4,500,000, accruing interest at 5.65% per annum, due on January 15, 2008, subject to a 5% penalty fee if not paid on that due date, (iii) 300,000 shares of common stock valued at $2,880,000 and (iv) a promissory note in the principal amount of $4,300,000, accruing interest at 11.0% per annum, due on August 11, 2008.  Of these amounts, Mr. Witt directly received $1,286,364 in cash, $3,001,363 in principal amount of the 5.65% promissory note and $2,765,682 in principal amount of the 11% promissory note, and James L. Witt Revocable Trust U/A/D 12/28/05, of which Mr. Witt is trustee, received 182,250 of the 300,000 shares of our common stock issued on January 30, 2008.  In addition, Mr. Witt directly received approximately $3,500,000 of the JLWA note prepayment and prepayment premium.  On October 20, 2007, the Company reached an agreement with the JLWA Sellers under which the JLWA Sellers agreed to the prepayment of the principal and accrued interest on a $4,500,000 promissory note, originally due on January 15, 2008, that the Company had issued to them pursuant to the terms of the JLWA Modification Agreement.  In connection with this acceleration, on October 29, 2007, the Company made a negotiated prepayment premium of $800,000 to compensate the JLWA Sellers for, among other things, foregone interest and the cost of accelerated tax payments.  The JLWA Sellers could request acceleration of the $4,300,000 promissory note upon the consummation of a Qualified Public Offering or any other qualified capital raise.  The JLWA Sellers requested acceleration of this promissory note in connection with our separate Qualified Public Offering, as a result of which Mr. Witt directly received approximately $2,800,000.

Issuances to Verus International Group, Ltd.

On February 15, 2008, pursuant to a stock purchase agreement dated February 1, 2008 by and between Verus Support Services, Inc. and us, Verus International Group, Ltd., of which one of our directors, John Oswald, is Chief Executive Officer, received 1,567 shares of our common stock valued at $15,000 in consideration of services performed from April 2007 through June 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in the ownership of our common stock and other equity securities of ours.  Such persons are required to furnish us copies of all Section 16(a) filings.

Based solely upon a review of the copies of the forms furnished to us, we believe that our officers and directors complied with all applicable filing requirements during the 2008 fiscal year except as set forth below:

On January 29, 2008, Mr. Bujouves filed a Statement of Changes in Beneficial Ownership of Securities on Form 4 covering one transaction that occurred on January 1, 2008.

On January 29, 2008, Mr. Burstein filed a Statement of Changes in Beneficial Ownership of Securities on Form 4 covering one transaction that occurred on January 1, 2008.

On January 29, 2008, Mr. Lööf filed a Statement of Changes in Beneficial Ownership of Securities on Form 4 covering one transaction that occurred on January 1, 2008.

On February 22, 2008, Mr. Ondeck filed a Statement of Changes in Beneficial Ownership of Securities on Form 4 covering one transaction that occurred on January 1, 2008.

On April 4, 2008, Mr. Fischer filed a Statement of Changes in Beneficial Ownership of Securities on Form 4 covering a series of transactions, two of which occurred on March 31, and April 1, 2008.

On April 24, 2008, Mr. Oswald filed a Statement of Changes in Beneficial Ownership of Securities on Form 4 covering one transaction that occurred on February 25, 2008.

On February 27, 2009, Vicis Capital, LLC filed an Initial Statement of Beneficial Ownership of Securities on Form 3 covering its becoming a 10% beneficial owner on December 19, 2008.

Vote Required

Each director receiving a plurality of affirmative votes will be elected.  You may withhold votes from any or all nominees.  Except for the votes that stockholders of record withhold from any or all nominees, the persons named in the proxy card will vote such proxy “FOR” the nominees.

Recommendation of the Board

The Board recommends a vote “FOR” the election of its director nominees to serve until the 2010 Annual Meeting and until their successors are duly elected and qualify.

Proposal No. 2:  Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Marcum LLP (formerly known as Marcum & Kliegman LLP) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.  Although this appointment does not require ratification, the Board has directed that the appointment of Marcum LLP be submitted to stockholders for ratification due to the significance of their appointment to the Company.  If stockholders do not ratify the appointment of Marcum LLP, the Audit Committee will consider the appointment of another independent registered public accounting firm.

Marcum LLP served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2008.  A representative of Marcum LLP is expected to be present physically or telephonically at the 2009 Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires.

Fees Billed During Fiscal 2008 and 2007

Audit Fees.  The aggregate fees billed for professional services rendered was approximately $505,000 and $653,000 for the audits of the Company’s annual financial statements for the fiscal years ended December 31, 2008 and 2007, respectively, which services included the cost of the reviews of the condensed consolidated financial statements for the years ended December 31, 2008 and 2007, and other periodic reports for each respective year.

Audit-Related Fees.  The aggregate fees billed for professional services categorized as Audit-Related Fees rendered was approximately $60,000 and $391,000 for the years ended December 31, 2008 and 2007, respectively, relating principally to registration statements and mergers and acquisitions.

Tax Fees.  For the years ended December 31, 2008 and 2007, the principal accountant billed approximately $173,000 and $130,000, respectively, for tax compliance.

All Other Fees.  Other than the services described above, the aggregate fees billed for services rendered by the principal accountant which were $0 and $0, respectively, for the fiscal years ended December 31, 2008 and 2007.

Pre-Approval Policies and Procedures

The Audit Committee must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to the de-minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which should be nonetheless be approved by the Board prior to the completion of the audit.  Each year the independent registered public accounting firm’s retention to audit the Company’s financial statements, including the associated fee, is approved by the Audit Committee before the filing of the previous year’s Annual Report on Form 10-K.  At the beginning of the fiscal year, the Audit Committee will evaluate other known potential engagements of the independent registered public accounting firm, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management.  At each such subsequent meeting, the independent registered public accounting firm and management may present subsequent services for approval.  Typically, these would be services such as due diligence for an acquisition, that would not have been known at the beginning of the year.

Since May 6, 2003, the effective date of the SEC rules stating that an independent registered public accounting firm is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of Marcum LLP has been approved in advance by the Board and none of those engagements made use of the de-minimus exception to the pre-approval contained in Section 10A(i)(1)(B) of the Exchange Act.

Vote Required

The affirmative vote of a majority of the votes cast on the matter is required to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.  Thus, abstentions will not affect the outcome of the vote on the proposal.

Recommendation of the Board

The Board recommends a vote “FOR” the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of our common stock beneficially owned on November 9, 2009 by:

•	each person who is known by us to beneficially own 5% or more of our common stock;

•	each of our directors and named executive officers; and

•	all of our directors and executive officers, as a group.

Except as otherwise set forth below, the address of each of the persons listed below is GlobalOptions Group, 75 Rockefeller Plaza, 27th Floor, New York, New York 10019.  Unless otherwise indicated, the common stock beneficially owned by a holder includes shares owned by a spouse, minor children and relatives sharing the home of such holder, as well as entities owned or controlled by such holder, and also includes options to purchase shares of our common stock exercisable and shares of our common stock issuable upon the vesting of RSUs vesting within 60 days following November 9, 2009.  Except as otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to their shares.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned (1)
	Shares	%
5% or Greater Stockholders:

Vicis Capital Master Fund (2)	3,299,749	23.1
Cipher 06 LLC (3)	1,152,066	8.1
James L. Witt Revocable Trust U/A/D 12/28/05 (4)	802,318	5.6
Artio Global Management LLC (5)	761,620	5.3

Directors and Named Executive Officers:

Harvey W. Schiller, Ph.D.	522,382	3.7
Jeffrey O. Nyweide	278,592	1.9
James Lee Witt (6)	870,851	6.1
Per-Olof Lööf (7)	74,459	*
Ronald M. Starr (8)	8,124	*
John P. Bujouves (9)	301,928	2.1
John P. Oswald (10)	131,631	*

All executive officers and directors as a group (10 persons) (11)	2,550,697	17.7
______________
* Represents holdings of less than 1% of shares outstanding.

(1)
Based upon 14,299,350 shares of our common stock outstanding on November 9, 2009 and, with respect to each individual holder, options to purchase shares of our common stock exercisable and shares of our common stock issuable upon the vesting of RSUs vesting within 60 days following November 9, 2009.

(2)
Based solely on information contained in a Statement of Changes of Beneficial Ownership on Form 4 filed with the SEC on February 17, 2009 by Vicis Capital LLC.  Shares of our common stock held by Vicis Capital Master Fund may be deemed to be controlled by Vicis Capital LLC.  The business address of Vicis Capital LLC is 445 Park Avenue, 16th Floor, New York, New York 10022.

(3)
Based solely on information contained in a Schedule 13G filed with the SEC on August 10, 2009 by Cipher 06 LLC.  Includes a total of 77,264 shares of our common stock owned by Michael Liss and Jason Adelman, managing members of Cipher 06 LLC.  The business address of Cipher 06 LLC is 590 Madison Avenue, 5th Floor, New York, NY 10022.

(4)	Shares of our common stock held by the James L. Witt Revocable Trust U/A/D 12/28/05 may be deemed to be controlled by its trustee, Mr. James Lee Witt.

(5)
Based solely on information contained in a report on Schedule 13G/A filed with the SEC on January 15, 2009 by Artio Global Management LLC (formerly Julius Baer Investment Management LLC) (“Atrio”).  The business address of Artio is 330 Madison Avenue, Suite 12A, New York, NY 10017.

(6)
Consists of 68,533 shares of our common stock held by Mr. Witt individually and 802,318 shares of our common stock held by the James L. Witt Revocable Trust U/A/D 12/28/05, of which Mr. Witt is the trustee.  Mr. Witt may be deemed to be the beneficial owner of the shares of our common stock held by the James L. Witt Revocable Trust U/A/D 12/28/05.

(7)
Consists of 2,709 shares of our common stock and 50,000 shares of our common stock issuable upon exercise of stock options held by Mr. Lööf individually, and 21,750 shares of our common stock held by Lööf Holdings, LLC, a limited liability company controlled by Mr. Lööf.  Mr. Lööf may be deemed to be the beneficial owner of the shares of our common stock held by Lööf Holdings, LLC.

(8)
Consists of 2,569 shares of our common stock held by Mr. Starr individually and 5,555 shares of our common stock held by Mr. Starr’s spouse.  Mr. Starr may be deemed to be the beneficial owner of the shares of our common stock held by his spouse.

(9)
Consists of 2,709 shares of our common stock and 50,000 shares of our common stock issuable upon exercise of stock options held by Mr. Bujouves individually, 2,344 shares of our common stock held by Bayshore Merchant Services, Inc., 146,875 shares of our common stock held by Integris Funds Ltd., and 100,000 shares of our common stock held by Lauriston Nominees Inc.  Mr. Bujouves is the President and a director of Bayshore Asset Management, Inc., which is an affiliate of Bayshore Merchant Services, Inc., the Chief Executive Officer of Integris Funds Ltd., and Lauriston Nominees Inc. is the nominee of J&T Bank and Trust, Inc. (formerly known as Bayshore Bank & Trust Corp.), of which Mr. Bujouves is Chairman.  Mr. Bujouves may be deemed to be the beneficial owner of the shares of our common stock held by Bayshore Merchant Services, Inc., Integris Funds Ltd., and Lauriston Nominees Inc.  Mr. Bujouves disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(10)
Consists of 7,171 shares of our common stock and 35,000 shares of our common stock issuable upon exercise of stock options held by Mr. Oswald individually, 48,959 shares of our common stock held by Capital Trust Investments Limited, of which Mr. Oswald is a director, and 40,501 shares of our common stock held by Verus International Group, Ltd., of which Mr. Oswald is Chief Executive Officer.  Mr. Oswald may be deemed to be the beneficial owner of the shares of our common stock held by Capital Trust Investments Limited and Verus International Group, Ltd.  Mr. Oswald disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(11)
Consists of 2,412,364 shares of our common stock and 138,333 shares of our common stock issuable upon exercise of stock options.  Included in the above calculations are 359,397 shares of our common stock and 3,333 shares of our common stock issuable upon exercise of stock options beneficially owned by three executive officers who are not named executive officers and are therefore not specifically identified in the above table.

CORPORATE GOVERNANCE

Director Independence

The Board has determined that each of our directors, except for Dr. Schiller, is “independent” under the independence standards of The NASDAQ Stock Market LLC (“NASDAQ”) and applicable SEC rules.  The Board considered the following relationships in determining that Messrs. Bujouves, Oswald, Lööf and Starr are independent.  The Board considered that Mr. Bujouves is Chief Executive Officer of Integris Funds Ltd. and Chairman of J&T Bank and Trust, Inc. (formerly known as Bayshore Bank & Trust Corp.), each of which formerly held shares of the Company’s preferred stock and/or warrants and currently holds shares of the Company’s common stock, and determined it would not interfere with his independence, as defined by NASDAQ’s rules and regulations.  The Board considered that Mr. Oswald is President and CEO of Verus International Group, Ltd., which has provided capital markets advisory services to the Company, formerly held shares of the Company’s preferred stock and warrants, and currently hold shares of the Company’s common stock, and determined it would not interfere with his independence, as defined by NASDAQ’s rules and regulations.  The Board considered that Mr. Lööf is a former Managing Partner of QuanStar Group and is currently the controlling person of Lööf Holdings, which formerly held shares of the Company’s preferred stock and warrants and currently holds shares of the Company’s common stock, and determined it would not interfere with his independence, as defined by NASDAQ’s rules and regulations.  The Board considered that Mr. Starr is Managing Director at Starr & Company, LLC, an accounting and business management firm for high net worth individuals that has Harvey W. Schiller, our Chairman and Chief Executive Officer, and a number of the Company’s stockholders as clients, and determined it would not interfere with his independence, as defined by NASDAQ’s rules and regulations.

Board and Committee Meetings

During the fiscal year ended December 31, 2008, the Board held seven meetings.  Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he served as a director), and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served on such committees).  We have no written policy regarding director attendance at annual meetings of stockholders.  All of our current directors attended last year’s annual meeting of stockholders.

The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.  During the fiscal year ended December 31, 2008, there were six meetings of the Audit Committee, eight meetings of the Compensation Committee, and two meetings of the Nominating Committee.

Board Committees

Each of the Audit Committee, Compensation Committee and Nominating Committee has a charter accessible on the Investor Relations; Corporate Governance portion of our website, www.globaloptions.com.  The Audit Committee, Compensation Committee and Nominating Committee and their principal duties are described below.

Audit Committee

The Audit Committee, which is comprised solely of directors who satisfy the SEC’s audit committee membership requirements, is governed by a Board-approved charter that contains, among other things, the Audit Committee’s membership requirements and responsibilities.  The Audit Committee oversees our accounting, financial reporting process, internal controls and audits, and consults with management and our independent registered public accounting firm on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied.  As part of its duties, the Audit Committee appoints, evaluates and retains our independent registered public accounting firm.  It maintains direct responsibility for the compensation, termination and oversight of our independent registered public accounting firm and evaluates its qualifications, performance and independence.  The Audit Committee also monitors compliance with our policies on ethical business practices and reports on these items to the Board.  The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent registered public accounting firm.  The Audit Committee is comprised of Messrs. Starr, Bujouves and Lööf.  Mr. Starr is the Chairman of the Audit Committee.

The Board has determined that Mr. Starr, who currently is a member of the Board and Chairman of the Audit Committee, is the Audit Committee financial expert, as defined under the Exchange Act, and is independent as defined by the independence standards of NASDAQ.  The Board made a qualitative assessment of Mr. Starr’s level of knowledge and experience based on a number of factors, including his formal education and experience as an attorney for more than 15 years.

Compensation Committee

The Compensation Committee, which is comprised solely of independent directors, determines all compensation for our Chief Executive Officer and Chief Financial Officer; reviews and approves corporate goals relevant to the compensation of our Chief Executive Officer and Chief Financial Officer and evaluates our Chief Executive Officer’s performance in light of those goals and objectives; reviews and approves objectives relevant to other executive officer compensation; reviews and approves the compensation of other executive officers in accordance with those objectives; administers our stock option plans; approves severance arrangements and other applicable agreements for executive officers; and consults generally with management on matters concerning executive compensation and on pension, savings and welfare benefit plans where Board or stockholder action is contemplated with respect to the adoption of or amendments to such plans.  The Compensation Committee makes recommendations on organization, succession, the election of officers, consultantships and similar matters where Board approval is required.  The Compensation Committee is comprised of Messrs. Oswald, Starr and Lööf.  Mr. Oswald is the Chairman of the Compensation Committee.

Nominating Committee

The Nominating Committee considers and makes recommendations on matters related to the practices, policies and procedures of the Board and takes a leadership role in shaping our corporate governance.  As part of its duties, the Nominating Committee assesses the size, structure and composition of the Board and its committees, coordinates evaluation of Board performance and reviews Board compensation.  The Nominating Committee also acts as a screening and nominating committee for candidates considered for election to the Board.  In this capacity it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors.  The Nominating Committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, stockholders or external sources and all self-nominated candidates.  The Nominating Committee is comprised of Messrs. Lööf, Bujouves and Oswald.  Mr. Oswald is the Chairman of the Nominating Committee.

In fulfilling its responsibilities, the Nominating Committee considers the following factors: (i) the appropriate size of the Board and its committees; (ii) our needs with respect to the particular talents and experience of our directors; (iii) the knowledge, skills and experience of nominees, including experience in the risk management and investigations industry, the nonprofit sector, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board; (iv) experience with accounting rules and practices; (v) applicable regulatory and securities exchange/association requirements; (vi) appreciation of the relationship of our business to the changing needs of society; and (vii) a balance between the benefit of continuity and the desire for a fresh perspective provided by new members.  The Nominating Committee’s goal is to assemble a board of directors that brings us a variety of perspectives and skills derived from high quality business and professional experience.  In doing so, the Nominating Committee also considers candidates with appropriate non-business backgrounds.

Other than the foregoing factors, there are no stated minimum criteria for director nominees.  However, the Nominating Committee may also consider such other factors as it may deem to be in the best interests of GlobalOptions Group and its stockholders.  However, the Nominating Committee recognizes that, under applicable regulatory requirements, at least one member of the Board must meet the criteria for an “audit committee financial expert” as defined by SEC rules and that at least a majority of the members of the Board must meet the definition of “independent director” the independence standards of NASDAQ and applicable SEC rules.  The Nominating Committee believes that it is preferable that more than one member of the Board should meet the criteria for an “audit committee financial expert” as defined by SEC rules and that it appropriate for certain key members of our management to participate as members of the Board.

The Nominating Committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other Board members, management and search companies.  For more information on how stockholders can nominate candidates for election as directors, see “Stockholder Proposals” below.

The Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue in service.  Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, thereby balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective.  If any member of the Board up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above.  Current members of the Nominating Committee and Board will be polled for suggestions as to individuals meeting the criteria of the Nominating Committee.  Research may also be performed to identify qualified individuals.  If the Nominating Committee believes that the Board requires additional candidates for nomination, it may explore alternative sources for identifying additional candidates.  Alternative sources may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

All directors and director nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process.  The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating Committee.

Code of Ethics

We have adopted a Code of Ethics applying to all of our directors, officers and employees.  The Code of Ethics is reasonably designed to deter wrongdoing and promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure in reports and documents filed with, or submitted to, the SEC and in other public communications made by us, (iii) compliance with applicable governmental laws, rules and regulations, (iv) the prompt internal reporting of violations of the Code of Ethics to appropriate persons identified in the Code of Ethics, and (v) accountability for adherence to the Code of Ethics.  A copy of the Code of Ethics is available in the Investor Relations; Corporate Governance portion of our website, www.globaloptions.com.

Stockholder Communications with the Board

Stockholders who wish to do so may communicate directly with the Board or specified individual directors by writing to:

Board of Directors (or name of individual director)

c/o Corporate Secretary
GlobalOptions Group, Inc.
75 Rockefeller Plaza
27th Floor
New York, New York 10019

We will forward all communications from security holders and interested parties to the full Board, to non-management directors, to an individual director or to the chairperson of the Board committee that is most closely related to the subject matter of the communication, except for the following types of communications: (i) communications that advocate that we engage in illegal activity; (ii) communications that, under community standards, contain offensive or abusive content; (iii) communications that have no relevance to our business or operations; and (iv) mass mailings, solicitations and advertisements.  The Corporate Secretary and Chief Financial Officer will determine when a communication is not to be forwarded.  Our acceptance and forwarding of communications to directors does not imply that directors owe or assume any fiduciary duties to persons submitting the communications.

Additionally, the Audit Committee has established procedures for the receipt, retention and confidential treatment of complaints received by GlobalOptions Group regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submissions by employees with respect to such matters.  Employees and stockholders may raise a question or concern to the Audit Committee regarding accounting, internal accounting controls or auditing matters by writing to:

Chairman, Audit Committee
c/o Corporate Secretary
GlobalOptions Group, Inc.
75 Rockefeller Plaza
27th Floor
New York, New York 10019

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the consolidated financial statements for the fiscal year ended December 31, 2008 with both management and Marcum LLP, the Company’s independent registered public accounting firm.  In its discussion, management has represented to the Audit Committee that the Company’s consolidated financial statements for the fiscal year ended December 31, 2008 were prepared in accordance with generally accepted accounting principles.

The Audit Committee meets with the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.  The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has considered and discussed with Marcum LLP such firm’s independence and the compatibility of the non-audit services provided by the firm with its independence.

Based on the Audit Committee’s review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

AUDIT COMMITTEE

Ronald M. Starr (Chairman)
John P. Bujouves
Per-Olof Lööf

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information with respect to compensation earned by the named executive officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

Harvey W. Schiller, Ph.D. Chairman and Chief Executive Officer	2008 2007	400,000 375,000	50,000 (1) 100,000 (4)	163,063 (2) 36 (5)	– – )	15,507 (3) 15,622 (6)	628,570 490,658
Jeffrey O. Nyweide Chief Financial Officer and Executive Vice President	2008 2007	350,000 325,000	37,500 (1) 75,000 (4)	121,758 (2) –	– –	136,108 (7) 70,661 (8)	645,366 470,661
James Lee Witt Chief Executive Officer of Preparedness Services unit	2008 2007	500,000 500,000	55,000 (9) 100,000 (9)	– 36 (5)	– 572,423 (11)	13,971 (10) 16,597 (12)	568,971 1,189,056
__________________

(1)
Amount represents bonus earned in accordance with achievement of performance criteria established by the Compensation Committee.  The bonus amount, as approved by the Compensation Committee, was paid on September 5, 2008.

(2)
On December 19, 2006, Dr. Schiller and Mr. Nyweide were granted 100,000 shares and 75,000 shares and on  July 24, 2008 were granted 250,000 and 187,500 shares of restricted stock, respectively, which is subject to vesting in accordance with annual performance criteria established by the Compensation Committee.  None of this restricted stock was vested in 2007.  On December 12, 2007, our Compensation Committee determined that 6,250 shares and 4,687 shares of restricted stock, valued at $77,500 and $58,119, held by Dr. Schiller and Mr. Nyweide, respectively, effective on January 1, 2008, were no longer subject to forfeiture.  Dr. Schiller and Mr. Nyweide elected to have the Company withhold 2,278 and 1,585 shares, respectively, in satisfaction of their tax obligations in connection with the vesting of their restricted stock.  Such withheld shares are reflected as treasury shares in the Company’s books and records.  As a result of the withholding of shares, Dr. Schiller and Mr. Nyweide received 3,972 and 3,102 shares, respectively.  Effective on August 15, 2008, our Compensation Committee determined that 25,000 shares and 18,500 shares of restricted stock, valued at $85,563 and $63,639, held by Dr. Schiller and Mr. Nyweide, respectively, were no longer subject to forfeiture.  Dr. Schiller and Mr. Nyweide elected to have the Company withhold 9,451 and 6,253 shares, respectively, in satisfaction of their tax obligations in connection with the vesting of their restricted stock.  Such withheld shares are reflected as treasury shares in the Company’s books and records.  As a result of the withholding of shares, Dr. Schiller and Mr. Nyweide received 15,549 and 12,247 shares, respectively.

(3)	Amount includes payment of $11,307 towards health, life and disability insurance benefits.

(4)
Amount represents bonus earned in accordance with annual performance criteria established by the Compensation Committee.  The bonus amount was approved by the Compensation Committee on December 12, 2007, and was paid on January 11, 2008.

(5)	On January 1, 2007, certain of our employees were awarded 13 shares of our common stock under our 2006 long-term incentive plan, with a grant date fair value of $12.00 per share.

(6)	Amount includes payment of $11,422 towards health, life and disability insurance benefits.

(7)	Amount includes payments of a $108,000 housing allowance for the rental of an apartment in New York City, as well as $16,562 towards health, life and disability insurance benefits.

(8)	Amount includes payments of a $45,000 housing allowance for the rental of an apartment in New York City, as well as $16,661 towards health, life and disability insurance benefits.

(9)	Amount represents bonus earned in accordance with annual performance criteria established by the Compensation Committee.

(10)	Amount includes payments of $11,510 towards health, life and disability insurance benefits.

(11)
On September 28, 2007, Mr. Witt was awarded options to purchase 112,500 shares of our common stock at an exercise price of $7.24 per share with a grant date fair value of $572,423.  The options vest ratably upon the first, second and third anniversaries of the date of grant.

(12	Amount includes payments of $14,076 towards health, life and disability insurance benefits.

Employment Agreements and Potential Payments Upon Termination or Change In Control

Harvey W. Schiller, Ph.D.

We entered into a three-year employment agreement with Dr. Schiller, our Chairman and Chief Executive Officer, in January 2004.  The agreement was initially amended on December 19, 2006 to extend the term through January 31, 2010 and subsequently on August 13, 2009 to extend the term through January 31, 2011.  The agreement is subject to automatic one-year extensions, unless either party provides notice to the other party of its intention not to renew the agreement.  The amendments provide for an annual base salary of $375,000, $400,000, $425,000 and $425,000 starting January 1, 2007, 2008, 2009 and 2010, respectively, as well as an annual performance bonus payable 50% in cash and 50% in restricted stock which will vest upon the achievement of goals agreed upon mutually between Dr. Schiller and the Compensation Committee, with the performance goals set for 2008 applied for the years 2009 and 2010.  In connection with the initial extension of the term of his employment agreement, Dr. Schiller was awarded a one-time grant of 100,000 shares, and on July 24, 2008 was granted 250,000 shares of restricted common stock, subject to vesting in accordance with performance criteria established by the Compensation Committee.

In the event of death or disability, Dr. Schiller (or his estate) will be entitled to salary and pro rata bonus until termination, and 90 days from termination may exercise vested options; unvested options will be forfeited.  If terminated for cause, Dr. Schiller will forfeit all unexercised options.  If Dr. Schiller terminates his employment with the Company for good reason (other than for non-renewal of the agreement) or the Company terminates his employment without cause, Dr. Schiller shall be entitled to a pro rata bonus for the year in which he terminates his employment and 100% of his salary and bonus for the remaining term of his employment agreement.  If Dr. Schiller terminates his employment for non-renewal of the agreement, all shares of restricted stock and restricted stock units will vest.  In addition, upon a change of control, all stock options, restricted stock and restricted stock units held by Dr. Schiller shall vest immediately and all performance conditions of any and all cash bonuses and performance stock options or restricted stock shall be deemed to be met.  However, (i) the amount of cash bonus and shares of restricted stock to be vested for each year remaining in the term of the Dr. Schiller’s employment agreement is limited to the targeted award permitted under Dr. Schiller’s bonus plan for a given year, and (ii) in lieu of issuing any additional shares of common stock to reach such target, the Company will pay to Dr. Schiller an amount in cash equal to $2.00 per share for each share that would have been required to be issued.  Upon a change of control or a termination for good reason or without cause, the Company will place the cash amounts due to Dr. Schiller upon such events in a “rabbi” trust to be distributed to Dr. Schiller on a timely basis in the event Dr. Schiller becomes entitled to such payments.  The Company and Dr. Schiller also extended the term of Dr. Schiller’s noncompetition period with the Company from one year to two years upon a change of control and his termination of employment with the Company.

Jeffrey O. Nyweide

We were a party to a consulting agreement with Mr. Nyweide providing for his service as our Chief Financial Officer and Executive Vice President-Corporate Development for a monthly fee of $25,000, subject to adjustment based upon the services performed by Mr. Nyweide.  On December 19, 2006, the Compensation Committee amended the terms of this consulting agreement, extending its term through January 2010.  The amendment provided for an increase in the monthly fee to $27,000, $29,000 and $31,000 for the years 2007, 2008 and 2009, respectively.  In connection with the extension, Mr. Nyweide was awarded a one-time grant of 75,000 shares, and on July 24, 2008 was granted 187,500 shares of restricted common stock, subject to vesting in accordance with performance criteria established by the Compensation Committee.

Effective as of August 1, 2007, Mr. Nyweide and we terminated his consulting agreement and entered into an employment agreement providing for Mr. Nyweide’s service as our Chief Financial Officer, Executive Vice President—Corporate Development, Treasurer and Secretary, reporting to the Chairman of the Board.  The employment agreement, which had an initial term through January 31, 2010, was amended on August 13, 2009 to extend its term through January 31, 2011, and pursuant to its terms was further extended to January 31, 2012.  The agreement is subject to automatic one-year extensions.  Under the employment agreement, Mr. Nyweide’s salary for the remainder of 2007 was $27,000 per month and his annual base salary for 2008 was $350,000 and for each of 2009 and 2010 will be $375,000.  In addition, Mr. Nyweide will receive $9,000 per month to help defray his cost of living in New York City.  Mr. Nyweide will also be entitled to annual performance bonuses payable 50% in cash and 50% in restricted stock subject to vesting according to mutually agreed goals, established by the Compensation Committee.  The employment agreement provides that all options to purchase common stock and the 75,000 shares of restricted stock, subject to vesting as described above, granted to Mr. Nyweide pursuant to his consulting agreement, will remain in full force and effect.  In addition, we have agreed to provide Mr. Nyweide with all employee benefit plans and programs that we offer for our senior management, including 401(k) plans and group life, disability, health, medical and dental insurance plans.

If Mr. Nyweide terminates his employment with the Company for good reason or the Company terminates his employment without cause, Mr. Nyweide shall be entitled to a pro rata bonus for the year in which he is terminated and 50% of his salary and bonus for the remaining term of the Mr. Nyweide’s employment agreement.  In addition, upon a change of control, all stock options, restricted stock and restricted stock units held by Mr. Nyweide shall vest immediately and all performance conditions of any and all cash bonuses and performance stock options or restricted stock shall be deemed to be met.  However, (i) the amount of cash bonus and shares of restricted stock to be vested for each year remaining in the term of the employment agreement is limited to 50% of the targeted award permitted under Mr. Nyweide’s bonus plan for a given year, and (ii) in lieu of issuing any additional shares of common stock to reach 50% of such target, the Company will pay to Mr. Nyweide an amount in cash equal to $2.00 per share for each share that would have been required to be issued.  Upon a change of control or a termination for good reason or without cause, the Company will place the cash amounts due to Mr. Nyweide upon such events in a “rabbi” trust to be distributed to Mr. Nyweide on a timely basis in the event Mr. Nyweide becomes entitled to such payments.  The Company and Mr. Nyweide also extended the term of Mr. Nyweide’s noncompetition period with the Company from one year to two years upon a Change of Control and his termination of employment with the Company.  The Company also agreed to pay any excise tax incurred by Mr. Nyweide if the payments under the Nyweide Agreement are considered “parachute payments.”

James Lee Witt

Concurrently with our acquisition of JLWA in March 2006, we entered into a four-year employment agreement with Mr. Witt, the former President and Chief Executive Officer of JLWA.  On May 11, 2007, the agreement was amended and restated.  Pursuant to the amended and restated agreement, Mr. Witt became the Chief Executive Officer of our Preparedness Services unit and agreed to perform such other duties and responsibilities as the Board may assign.  Mr. Witt agreed to devote his full time to us at a salary of $300,000 per year and a discretionary annual bonus.  In addition, Mr. Witt receives annual compensation of $200,000 as consideration for his resignation from the International Code Council.  We may terminate Mr. Witt’s employment agreement for cause, upon the death or disability of Mr. Witt or upon 30 days’ notice by either party.  In the event we terminate the employment agreement without cause, we are required to pay Mr. Witt his base salary and certain benefits for 12 months following termination.  The employment agreement also contains non-compete and non-solicitation provisions for 12 months following termination, as well as confidentiality provisions.  On September 28, 2007, Mr. Witt was awarded options to purchase 112,500 shares of our common stock at an exercise price of $7.24 per share with a grant date fair value of $572,423.  The options vest ratably upon the first, second and third anniversaries of the date of grant.

Benefit Plans

All share numbers set out below have been adjusted to reflect the Company’s 1-for-8 reverse stock split effected on March 6, 2007.

Amended and Restated 2006 Long-Term Incentive Plan

Our 2006 Long-Term Incentive Plan was originally adopted on December 5, 2006.  On July 24, 2008, our stockholders approved the Amended and Restated 2006 Long-Term Incentive Plan (the “Incentive Plan”), which became effective immediately following its approval and replaced the original 2006 Long-Term Incentive Plan.

The Incentive Plan provides for the issuance of up to 3,000,000 shares of our common stock, increased from 1,500,000 under the original 2006 Long-Term Incentive Plan.  The Compensation Committee has the authority to determine the amount, type and terms of each award, but may not grant awards under the Incentive Plan, in any combination, for more than 625,000 shares of our common stock to any individual during any calendar year, increased from 312,500 under the original 2006 Long-Term Incentive Plan.

The Incentive Plan is administered by the Compensation Committee, or in the absence of the Compensation Committee, the entire Board.  The Compensation Committee has sole authority to interpret the Incentive Plan and set the terms of all awards, including, without limitation, determining the performance goals associated with performance-based awards, determining the recipients of awards, determining the types of awards to be granted, and the making policies and procedures relating to administration of the Incentive Plan.

The purpose of the Incentive Plan is to allow us to continue to provide incentives to such participants who are responsible for our success and growth, assist us in attracting, rewarding and retaining employees of experience and ability, facilitate the completion of strategic acquisitions, link incentives with increases in stockholder value and to further align participants’ interests with those of other stockholders.  In general, the Incentive Plan empowers us to grant stock options and stock appreciation rights, and performance-based cash and stock and other equity based awards, including restricted stock and RSUs.  The Incentive Plan will also continue to allow us to grant performance-based compensation awards that meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), thereby preserving our ability to receive tax deductions for the awards.

The Incentive Plan may be amended, suspended or terminated by the Board, except that (a) no amendment shall be made that would impair the rights of any participant under any award theretofore granted without the participant’s consent, and (b) no amendment shall be made which, without the adoption of our stockholders, would (i) materially increase the number of shares that may be issued under the Incentive Plan, except as the Compensation Committee may appropriately make adjustments; (ii) materially increase the benefits accruing to the participants under the Incentive Plan; (iii) materially modify the requirements as to eligibility for participation in the Incentive Plan; (iv) decrease the exercise price of an option to less than 100% of the Fair Market Value (as defined under the Incentive Plan) per share of common stock on the date of grant thereof; or (v) extend the term of any option beyond 10 years.

No award may be granted under the Incentive Plan after the 10th anniversary of the Incentive Plan’s effective date, December 5, 2006.

Amended and Restated 2006 Employee Stock Purchase Plan

Our 2006 Stock Purchase Plan was originally adopted on December 5, 2006.  On July 24, 2008, our stockholders approved the Amended and Restated 2006 Employee Stock Purchase Plan (the “Stock Purchase Plan”), which became effective immediately following its approval and replaced the original 2006 Employee Stock Purchase Plan.

The Stock Purchase Plan permits eligible employees to automatically purchase at the end of each month at a discounted price, a certain number of shares of our common stock by having the effective purchase price of such shares withheld from their base pay.  The Stock Purchase Plan provides for the issuance of up to 2,000,000 shares of our common stock, increased from 250,000 under the original 2006 Employee Stock Purchase Plan.

The Stock Purchase Plan is administered by the Compensation Committee.  Pursuant to the terms of the Stock Purchase Plan, the Compensation Committee has the authority to make rules and regulations for the administration of the Stock Purchase Plan.

The purpose of the Stock Purchase Plan is to encourage eligible employees to acquire or increase their proprietary interests in our company through the purchase of shares of our common stock, thereby creating a greater community of interest between our stockholders and our employees.

The Incentive Plan may be amended or terminated by the Board, provided that, without stockholder approval, no such amendment may (a) increase the maximum number of shares that may be issued under the Stock Purchase Plan, (b) amend the requirements as to the class of employees eligible to purchase stock under the Stock Purchase Plan, or (c) permit the members of the Compensation Committee to purchase stock under the Stock Purchase Plan.  No termination, modification, or amendment of the Stock Purchase Plan may adversely affect the rights of an employee with respect to an option previously granted to him or her under such option without his or her written consent.

Unless the Stock Purchase Plan is previously terminated by the Board, no additional stock will be available for purchase under the Stock Purchase Plan at the earlier of (a) October 17, 2016, or (b) the point in time when no shares of stock appropriately reserved for issuance are available.

2006 Stock Option Plan

Our 2006 Stock Option Plan was adopted as of June 12, 2006.  We had reserved a total of 8,500,000 shares of our common stock for issuance under the 2006 Stock Option Plan, had granted options to purchase a total of 258,667 shares of our common stock and, as of October 1, 2007, have options to purchase 254,339 shares of our common stock outstanding under this plan.  On October 17, 2006, the Board approved, and stockholders later ratified, that the remaining shares reserved, but unissued, with respect to any awards under the 2006 Stock Option Plan were unreserved and that no new awards were to be issued under the 2006 Stock Option Plan.

The 2006 Stock Option Plan is administered by the Compensation Committee.  Stock options granted under the 2006 Stock Option Plan are generally not transferable and are exercisable during the lifetime of the optionee only by the optionee.

The 2006 Stock Option Plan may be amended, altered, suspended, discontinued or terminated by the Board without further stockholder approval, unless stockholder approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which our common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments that might increase the cost of the 2006 Stock Option Plan, except that no amendment or alteration to the 2006 Stock Option Plan may be made without the approval of stockholders that would:

•	materially increase the benefits accruing to plan participants; or

•	materially decrease the exercise price of any options; or

•	extend the term of any option.

Unless otherwise provided, the 2006 Stock Option Plan will remain in effect for a period of 10 years from the date adopted unless terminated earlier by the Board, and all stock options then outstanding under the 2006 Stock Option Plan will remain in effect until they have expired or been exercised.

2005 Stock Option Plan

Our 2005 Stock Option Plan was adopted as of August 5, 2005.  We had reserved a total of 6,500,000 shares of our common stock for issuance under the 2005 Stock Option Plan, had granted options to purchase a total of 769,358 shares of our common stock and, as of October 1, 2007, have options to purchase 500,704 shares of common stock outstanding under this plan.  On October 17, 2006, the Board approved, and stockholders later ratified, that the remaining shares reserved, but unissued, with respect to any awards under the 2005 Stock Option Plan were unreserved and that no new awards were to be issued under the 2005 Stock Option Plan.

The 2005 Stock Option Plan is administered by the Compensation Committee.  Stock options granted under the 2005 Stock Option Plan were either incentive stock options, as defined in Section 422A of the Internal Revenue Code of 1986, or non-qualified stock options.  Stock options granted under the 2005 Stock Option Plan are generally not transferable and are exercisable during the lifetime of the optionee only by the optionee.

The 2005 Stock Option Plan may be amended, altered, suspended, discontinued or terminated by the Board without further stockholder approval, unless stockholder approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which our common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments that might increase the cost of the 2005 Stock Option Plan, except that no amendment or alteration to the 2005 Stock Option Plan may be made without the approval of stockholders that would:

•	materially increase the benefits accruing to plan participants; or

•	materially decrease the exercise price of any options; or

•	extend the term of any option.

Unless otherwise provided, the 2005 Stock Option Plan will remain in effect for a period of nine years from the date adopted unless terminated earlier by the Board, and all stock options then outstanding under the 2005 Stock Option Plan will remain in effect until they have expired or been exercised.

Executive Compensation Plan

On December 5, 2006, the Compensation Committee approved the establishment of our Executive Compensation Plan (“Executive Compensation Plan”), which links base salary, benefits and short-term and long-term incentives within the total compensation framework, and on August 13, 2009, the Compensation Committee extended the Executive Compensation Plan through fiscal year 2010.  The Executive Compensation Plan provides for cash awards and vesting of restricted stock, based on the achievement of performance targets set by the Compensation Committee.

Bonus awards granted under the Executive Compensation Plan have two components: an annual (single-year) discretionary plan component, which is 20% of the bonus target, and a multi-year incentive plan component, which is 80% of the bonus target.  Single-year performance targets are established at the end of the immediately preceding year and are monitored throughout the year.  The annual discretionary component is awarded based on the achievement of organizational goals.  Multi-year performance metrics include components that relate to increasing stockholder value.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of the end of the fiscal year ended December 31, 2008:

	Stock Awards
Name	Equity Incentive Plan Awards: Number of Unearned Shares of restricted stock that have not vested (1) (#)		Equity Incentive Plan Awards: Market value at December 31, 2008 of Unearned shares that have not vested (RSU Awards) ($)	Number of Securities Underlying Unvested RSUs (1) (#)	Market Value of Securities Underlying Unvested RSUs ($)
Harvey Schiller	318,750	(2)	634,313	95,737	190,517
Jeffrey O. Nyweide	239,313	(2)	476,233	42,281	84,139
James Lee Witt	–		–	37,500	74,625
______________

(1)
Pursuant to the terms of their respective employment and consulting agreements, all of Dr. Schiller’s and Mr. Nyweide’s restricted stock and RSUs will vest immediately upon a change in control of the Company, and all performance conditions for any restricted stock will be deemed to be met.

(2)
Amount represents shares of restricted stock subject to vesting in accordance with performance criteria established by the Compensation Committee.  On December 19, 2006, Dr. Schiller and Mr. Nyweide were granted 100,000 shares and 75,000 shares and on July 24, 2008 were granted 250,000 and 187,500 shares of restricted stock, respectively, which is subject to vesting in accordance with annual performance criteria established by the Compensation Committee.  None of this restricted stock was vested in 2007.  On December 12, 2007, our Compensation Committee determined that 6,250 shares and 4,687 shares of restricted stock, valued at $77,500 and $58,119, held by Dr. Schiller and Mr. Nyweide, respectively, effective on January 1, 2008, were no longer subject to forfeiture.  Dr. Schiller and Mr. Nyweide elected to have the Company withhold 2,278 and 1,585 shares, respectively, in satisfaction of their tax obligations in connection with the vesting of their restricted stock.  Such withheld shares are reflected as treasury shares in the Company’s books and records.  As a result of the withholding of shares, Dr. Schiller and Mr. Nyweide received 3,972 and 3,102 shares, respectively.  Effective on August 15, 2008, our Compensation Committee determined that 25,000 shares and 18,500 shares of restricted stock, valued at $85,563 and $63,639, held by Dr. Schiller and Mr. Nyweide, respectively, were no longer subject to forfeiture.  Dr. Schiller and Mr. Nyweide elected to have the Company withhold 9,451 and 6,253 shares, respectively, in satisfaction of their tax obligations in connection with the vesting of their restricted stock.  Such withheld shares are reflected as treasury shares in the Company’s books and records.  As a result of the withholding of shares, Dr. Schiller and Mr. Nyweide received 15,549 and 12,247 shares, respectively

Director Compensation

The following table sets forth information with respect to compensation earned by or awarded to each director who is not a named executive officer and who served on the Board during the fiscal year ended December 31, 2008:

Name	Fees Earned ($)	Option Awards ($)		All Other Compensation ($)	Total ($)
Per-Olof Lööf	45,000	78,412	(1)	–	123,412
Ronald Starr	–	–		–	–
John Bujouves	32,500	78,412	(2)	–	110,912
John P. Oswald (3)	47,500	–	(4)	–	47,500

(1)	On January 1, 2008, an option to purchase 25,000 shares was granted to Mr. Lööf under the 2006 Long Term Incentive Plan.

(2)	On January 1, 2008 an option to purchase 25,000 shares of our common stock was granted to Mr. Bujouves under the 2006 Long-Term Incentive Plan.

(3)	Mr. Oswald was appointed to the Board on January 28, 2008.

(4)	An option to purchase 10,000 shares of our common stock granted to Mr. Oswald on January 1, 2008, valued at $31,365, was for his service on our Senior Advisory Board and is not included in this table.

2008 Director’s Plan

A compensation plan for the Board was in place for 2008.  Following the Directors Plan, each non-employee member of the Board was entitled to receive an annual stock option grant for attending Board meetings and serving on and chairing Board committees.  One of our directors declined such a grant.  All stock options were made exercisable at the then prevailing market price on the date immediately prior to the date of grant.  No other fees were paid to members of the Board.

On January 1, 2008, we granted options to purchase 75,000 shares, in the aggregate, to three of the four independent members of the Board, under the 2006 Long-Term Incentive Plan.  These options were granted at an exercise price based upon the closing price of the common stock on the date immediately prior to the date of grant, have a term of five years and vested in equal installments, 25% at March 31, 2008, 25% at June 30, 2008, 25% at September 30, 2008 and 25% at December 31, 2008.

2009 Director’s Plan

A compensation plan for the Board is in place for 2009.  Following the Directors Plan, each non-employee member of the Board is entitled to receive an annual stock option grant for attending Board meetings and serving on and chairing Board committees.  One of our directors declined such a grant.  All stock options were made exercisable at the then prevailing market price on the date immediately prior to the date of grant.

On January 1, 2009, we granted options to purchase 75,000 shares, in the aggregate, to three of the four independent members of the Board, to purchase shares of our common stock under the Amended and Restated 2006 Long-Term Incentive Plan.  These options were granted at an exercise price based upon the closing price of the common stock on the date immediately prior to the date of grant, have a term of five years and vest in equal installments, 25% at March 31, 2009, 25% at June 30, 2009, 25% at September 30, 2009 and 25% at December 31, 2009.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the proxy materials to be distributed in connection with the 2010 Annual Meeting, stockholder proposals for such meeting must be submitted to the Company no later than July 16, 2010.

Under SEC rules, if the Company does not receive notice of a stockholder proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then the Company will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.  In connection with the 2010 Annual Meeting, if the Company does not have notice of a stockholder proposal on or before September 29, 2010, the Company will be permitted to use its discretionary voting authority as outlined above.

The By-laws of the Company establish procedures for stockholder nominations for elections of directors of the Company and bringing business before any annual meeting or special meeting of stockholders of the Company.  Any stockholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been delivered to the Secretary of the Company at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s annual meeting.  In the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting, the stockholder notice must be given not more than 120 days nor less than the later of 90 days prior to the date of the annual meeting and the 10th day following the date on which the date of the annual meeting is first publicly announced or disclosed by the Company.  Any notice to the Secretary must include:  (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and any additional information reasonably requested by the Board; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner, (iii) all information relating to such stockholder and such beneficial owner that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to regulation 14A under the Exchange Act and Rule 11a-11 thereunder, and (iv) any additional information reasonably requested by the Board.

Notwithstanding anything in the previous paragraph to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by the By-laws will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.  The chairman of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, in which event, the officer will announce that determination to the Meeting and the defective nomination will be disregarded.

PROXY SOLICITATION

The solicitation of proxies is made on behalf of the Board and the cost of soliciting proxies will be borne by the Company.  The transfer agent and registrar for the Company’s common stock, Continental Stock Transfer & Trust Company, as a part of its regular services and for no additional compensation other than reimbursement for out-of-pocket expenses, has been engaged to assist in the proxy solicitation.  Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by directors, officers and other employees of the Company who will receive no additional compensation therefor.

The Company requests persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy.  The Company will reimburse such persons for their reasonable expenses.

ANNUAL REPORT

The 2008 Annual Report is being sent with this Proxy Statement to each stockholder and is available at www.cstproxy.com/globaloptionsgroup/2009.  The 2008 Annual Report contains certified consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2008.  The 2008 Annual Report, however, is not to be regarded as part of the proxy soliciting material.

PROXY

GLOBALOPTIONS GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF GLOBALOPTIONS GROUP, INC.
NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS
To be held on December 14, 2009

The undersigned stockholder of GlobalOptions Group, Inc. (the “Company”), hereby appoints Harvey W. Schiller and Jeffrey O. Nyweide, or any of them, voting singly in the absence of others, as his/her/its attorney(s) and proxy(s), with full power of substitution and revocation, to vote, as designated on the reverse side, all of the shares of Common Stock that the undersigned is entitled to vote at the 2009 Annual Meeting of Stockholders of the Company to be held on December 14, 2009 at 1:00 p.m. local time, or at any adjournment or adjournments thereof, in accordance with the instructions provided herewith. Any and all proxies heretofore given are hereby revoked.

(Continued, and to be marked, dated and signed, on the other side)

GLOBALOPTIONS GROUP, INC.

VOTE BY INTERNET QUICK H H H EASY H H H IMMEDIATE

As a stockholder of GlobalOptions Group, Inc., you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m. Eastern Standard Time on December 13, 2009.

Vote Your Proxy on the Internet: Go to www.continentalstock.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Vote Your Proxy by mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY

PROXY BY MAIL                                            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1  AND 2. PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED “FOR” PROPOSALS 1 AND 2.
Please mark your votes like this	☒

1. To elect five members of the Board of Directors to serve until the 2010 Annual Meeting of Stockholders and until their successors have been duly elected and qualify:		FOR all nominees listed below (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below	2. To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and	FOR ☐	AGAINST ☐	ABSTAIN ☐
nominees names: 01 Harvey W. Schiller, Ph.D. 02 Per-Olof Lööf 03 John P. Oswald	04 Ronald M. Starr 05 John P. Bujouves	☐	☐	3. To conduct such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof
(INSTRUCTION: To withhold authority to vote for one or more than one individual nominee, write that nominee’s name(s) in the space provided below.)

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date	, 2009.
(Please date this proxy and sign your name as it appears on the stock certificates. Executors, administrators, trustees, etc. should give their full titles. All joint heirs should sign.)
Please mark, sign, date and mail the Proxy promptly.